Exhibit 1.1


                               COMPANIES ACT, 1956
                            COMPANY LIMITED BY SHARES
                            MEMORANDUM OF ASSOCIATION
                                       OF
                               ICICI BANK LIMITED


I.   The name of the Company is ICICI BANK LIMITED.1

II. The Registered Office of the Company will be situated in the State of Gujarat.

III. The objects for which the Company is established  are:

A.   THE MAIN OBJECTS TO BE PURSUED BY THE COMPANY ON ITS INCORPORATION ARE:

MAIN OBJECTS OF ICICI BANK LIMITED

1. To establish and carry on business of banking in any part of India or outside India.

2. To carry on the business of accepting, for the purpose of lending or investment, of deposits of money repayable on demand or otherwise and withdrawable by cheque, draft, order or otherwise.

3. To borrow, raise or take up money, lend or advance money with or without interest either upon or without security.

4. To draw, make, execute, issue, endorse, negotiate, accept, discount, buy, sell, collect and deal in bills of exchange, hundies, promissory notes, coupons, drafts, bills of lading, railway receipts, warrants, debentures, bonds, mortgage-backed securities, letters of credit or obligations, certificates, scrips and other instruments and securities whether transferable or negotiable or mercantile or not.

5. To grant and issue letters of credit, traveller.s cheques and circular notes, buy, sell and deal in bullion and specie.

6. To receive all kinds of bonds, scrips or valuables on deposit or for safe custody or otherwise, provide safe deposit vaults, collect and transmit money, negotiable instruments and all securities.

7. To buy, acquire, issue on commission, deal, sell, dispose of, exchange, convert, underwrite, subscribe, participate, invest in and hold whether on its own account or on behalf of any person, Body Corporate, company, society, firm or association of persons whether incorporated or not, shares, stocks, funds, debentures, debenture stocks, units, promissory notes, bills of exchange, bonds, warrants, participation certificates or participation units,

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     other  money  market  or  capital  market   instruments,   obligations  and
     securities and investments of all kinds issued or guaranteed by any government, state, dominion, sovereign body, commission, public body or authority, supreme, local or municipal or company or body, whether incorporated or not or by any person or association.

7A. To securitise, purchase, acquire, invest in, transfer, sell, dispose of or trade in any financial asset whatsoever, receivables, debts, whether unsecured or secured by mortgage of immoveables or charge on movables or otherwise, securitised debts, asset or mortgaged backed securities or mortgage backed securitised debts and to manage, service or collect the same and to appoint managing, servicing or collection agent therefor and to issue certificates or other instruments in respect thereof to public or private investors and to guarantee and insure the due payment, fulfillment and performance of obligations in respect thereof or in connection therewith and to promote, establish, undertake, organise, manage, hold or dispose of any special purpose entity, body corporate or vehicle for carrying on all or any such activities.

8. To act as foreign exchange dealer and to buy, sell or otherwise deal in all kinds of foreign currencies including foreign bank notes, foreign currency options, forward covers, swaps of all kinds and to transact for itself or on behalf of any person, body corporate, company, society, firm or association of persons whether incorporated or not, all transactions in foreign currencies.

9.   To  carry  on the  activities  of bill  discounting,  rediscounting  bills,
     marketing,   factoring,   dealing  in  commercial  paper,  treasury  bills,
     certificate of deposits and other financial instruments.

10. To act as agents for any government or local authority or any other person or persons, carry on agency business of any description including clearing and forwarding of goods, give receipts and discharges and otherwise act as an attorney on behalf of customers, but excluding the business of a managing agent or secretary and treasurer of a company.

11. To contract for public and private loans and advances and negotiate and issue the same.

12. To form, constitute, promote, act as managing and issuing agents, brokers, sub-brokers, prepare projects and feasibility reports for and on behalf of any company, association, society, firm, individual and Body Corporate.

13.  To carry on and transact every kind of guarantee and indemnity business.

14. To undertake and execute trusts and the administration of estates as executor or trustee.

15. To act as Registrar and Transfer Agents and Registrar to the Issue, Issue Agents and Paying Agents.

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16.  To provide  custodial and depository  services and to do all such things as may be advised, permitted or required for this purpose.

17. To effect, insure, guarantee, underwrite, participate in managing and carrying out of any issue, public or private, of state, municipal or other loans or of shares, stock, debentures or debenture stock of any company, corporation or association and the lending of money for the purpose of any such issue.

18. To provide credit, charge, debit, saving, investment or other facilities to any person or persons (whether individuals, firms, companies, bodies, corporate or other entities), whether in the private or public sector by issuance of credit, charge, debit, stored value, prepaid, smart or other cards whether private label, co-branded, affinity or otherwise and to establish and maintain card acceptance network (including physical, electronic, computer or automated machines network) and make payments or provide settlement service to the merchants or issuing banks on account of usage by the cardholders of the credit, charge, debit, stored value, prepaid, smart or other cards whether private label, co-branded, affinity or otherwise.

19. To provide or assist in obtaining, directly or indirectly, advice or services in various fields such as management, finance, investment, technology, administration, commerce, law, economics, labour, human resources development, industry, public relations, statistics, science, computers, accountancy, taxation, fund management, foreign exchange dealings, quality control, processing, strategic planning and valuation.

20. To do any other form of business which the Government of India may specify as a form of business in which it is lawful for a banking company to engage.

20A. To carry on the business of assisting industrial, infrastructure and commercial enterprises:

     in general by

     i) assisting in the creation, expansion and modernisation of such enterprises;

     ii) encouraging and promoting the participation of capital, both internal and external in such enterprises;

     and in particular by

     i) providing finance in the form of long, medium or short term loans or equity participations;

     ii)  sponsoring and underwriting new issues of shares and securities;

     iii) guaranteeing loans from other investment sources;

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     iv)  making funds available for  re-investment by revolving  investments as rapidly as prudent;

     v) performing and undertaking activities pertaining to leasing, giving on hire or hire-purchase, bill marketing, factoring and related fields.

20B. To lend money, with or without interest, (with or without security) for any maturity,  in any form  whatsoever  including  by way of  loans,  advances, instalment credit, trade finance, hire or otherwise to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector, for any purpose whatsoever, including agriculture, industry, infrastructure, export-import, housing, consumer or others.

20C. To lend money, with or without interest, (with or without security) for any maturity, in any form whatsoever, to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector, for:

     (i) Purchasing or acquiring any freehold or leasehold lands, estate or interest in any land or property,

     (ii) Taking demise for any term or terms of years of any land or property or

     (iii)Constructions, erection, purchase, extension, alteration, renovation, development or repair any house or building or any form of real estate or any part or portion thereof.

20D. To  provide  financial   assistance  to  any  person  or  persons  (whether
     individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector for any purpose whatsoever by means of leasing, giving on hire or hire-purchase, lending, selling, reselling, or otherwise disposing of all forms of immoveable and moveable properties and assets of any kind, nature or use, whatsoever and for the purpose, purchasing or otherwise acquiring dominion over the same, whether new or used.

20E. To purchase, acquire, sell, dispose of, deal or trade in bullion and specie and/or to issue, subscribe to, acquire, purchase, sell, dispose of, deal or trade in derivative financial instruments including futures, forwards options, swaps, caps, collars, floors, swap options, bond options or other derivative instruments whether traded on any market or exchange or otherwise, for proprietary trading activities or for any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector.

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20F. To promote,  organise,  manage or  undertake  the  activities  of insurance intermediaries including insurance or reinsurance brokers, consultants, surveyors, loss assessors, loss control engineers, risk managers, actuarial analyst and to promote organise, manage or undertake, marketing, trading, distribution or servicing of insurance and assurance products of all kinds, whether life or general; financial, investment or other products including (without limitation) securities, stocks, shares, debentures, bonds, units, certificates or services offered by the Company and/or by any person, firm, company, body corporate, mutual fund, Government, State, public body or authority, supreme, municipal, local or otherwise, through the Company's branches, or offices.

20G. To promote, organise or manage funds or investments on a discretionary or non-discretionary basis on behalf of any person or persons (whether individual, firms, companies bodies, corporate, public body or authority, supreme, local or otherwise, trusts, pension funds, offshore funds, charities, other associations or other entities), whether in the private or public sector.

20H. To act as Trustee of any deeds, constituting or securing any debentures, debenture stock, or other securities or obligations and to undertake and execute any other trusts, and also to undertake the office of or exercise the powers of executor, administrator, receiver, treasurer, custodian and trust corporation.

20I. To provide financial services, advisory and counselling services and facilities of every description capable of being provided by share and stock brokers, share and stock jobbers, share dealers, investment fund managers and to arrange and sponsor public and private issues or placement of shares and loan capital and to negotiate and underwrite such issues.

B.   OBJECTS INCIDENTAL OR ANCILLARY TO THE ATTAINMENT OF THE MAIN OBJECTS:

21. To establish, maintain and operate electronic teller machines for carrying on any of the banking businesses.

22. To acquire and undertake the whole or any part of the business, property and liabilities of any person carrying on any business which the Company is authorised to carry on or possession of property suitable for the purposes of the objects of the Company.

23. To manage, sell and realise any property which may come into the possession of the Company insatisfaction or part satisfaction of any of its claims.

24. To acquire and hold and generally deal with any property or any right, title or interest in any such property which may form the security or part of the security for any loan or advance or which may be connected with any such security.

25. To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, schools, hospitals, guest-houses, clubs and conveniences which may be considered to benefit employees or ex-employees of the Company or the

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     dependents or connections of such persons or any other persons,  natural or judicial,  granting  pensions and  allowances and making  payments  towards
     insurance,   subscribing  to  or  guaranteeing  moneys  for  charitable  or benevolent objects or for any exhibition or for any public, general or useful object.

26. To aid and support any person, association, body or movement whose object is solution, settlement or surmounting of industrial or labour problems or the promotion of industry, trade or business of the Company or for the promotion of science and technology, cultural activities, sports, environment, rural development and other social and welfare activities.

27. To acquire, construct, maintain and alter any building or work necessary or convenient for the purpose of the Company.

28. To sell, improve, manage, develop, exchange, lease, mortgage, dispose of or turn into account or otherwise deal with all or any part of the property and rights of the Company.

29. To acquire by purchase, lease or otherwise any premises for the construction and/or establishment of a safe-deposit vault or vaults and to maintain therein fire-proof and burglar-proof strong rooms, safes and other receptacles for deeds, securities, documents, money, jewellery and valuables of all kinds.

30. To procure the registration, incorporation or recognition of the Company under the laws or regulations of any other place outside India and to pay all costs, charges and expenses incurred or sustained in or about the promotion, incorporation and establishment of the Company or which the Company shall consider to be preliminary, out of the funds of the Company.

31. To promote or procure incorporation, formation or setting up of concerns and undertakings whether as company, Body Corporate, partnership or any other association of persons for engaging in any business and to pay out of the funds of the Company all or any expenses which the Company may lawfully pay for services rendered for formation and registration of any other company by it, subject to the provisions of the Act.

32. To develop and promote new financing instruments of all kinds whether for the capital or money markets.

33. To acquire and undertake the whole or any part of the business of any person or company, when such business is of a nature enumerated or described hereunder.

34. To commence and carry on activities with a view to encourage savings and investments and participations in income, profits and gains accruing to the Company from the acquisition, holding, management and disposal of securities.

35. To place deposits, keep money with security or otherwise either for or without interest with any person, company, bank, financial and other institution, trust, corporation, local authority, government, co-operative society, HUF or other body (whether incorporated or not).

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36.  To acquire,  hold, manage, buy, sell, exchange,  mortgage,  charge,  lease, license or grant any right or interest in, over or upon any movable or immovable property of any kind, including contingent and reversionary interest in any property.

37. To carry on activities of holding any charter or sponsoring any Act of Legislation and/or to acquire any privilege, monopoly, licence, patent or other right, power from any government or parliament or from any local or any other authority in India or elsewhere and to exercise any powers, rights, or privileges so obtained and in the matters and for the purposes aforesaid to act solely or jointly with any other person, corporation or body and to apply for registration and act as accredited investment advisers to any mutual fund, unit trust with any regulatory authority in India or elsewhere.

38. To apply for and become member of any trade association, commodity exchange, clearing-house, society, company, management association or any other association, professional body, stock exchange, depository trust company whether it be in India or elsewhere and to communicate with various chambers of commerce and other mercantile and public bodies in India or elsewhere, concert and promote measures for the protection and/or promotion of the Company's trade, industry and persons engaged therein.

39. To apply for, purchase or otherwise acquire, protect and renew in India or elsewhere, patents, licences, concessions, patent rights, trade marks, designs, conferring any exclusive or non-exclusive or limited rights to their use of any secret or other information regarding any invention, research which may seem capable of being used for any purpose of the Company and to use, develop or grant licence in respect thereof or otherwise turn to account the rights or information so acquired and expend money in improving any such patents, rights or inventions.

40. To enter into agreements, contracts for, undertake or otherwise arrange for receiving, mailing or forwarding any circular, notice, report, brochure, material, article and thing belonging to any company, corporation, firm, institution or person or persons by means of delivery by hand or otherwise.

41. To purchase, take on lease or licence or in exchange, hire or otherwise acquire any immovable or movable property, rights or privileges which the Company may think necessary or convenient for any business of the Company and to develop and turn to account and deal with the same and, in particular, any land, tenements, buildings and easements in such manner as may be thought expedient and to construct, reconstruct, maintain and alter any immovable or movable property or works necessary or convenient for the purpose of the Company and to pay for the same either in cash or in shares or securities or otherwise and to sell, let, lease or under lease or otherwise dispose of or grant right over any movable or immovable property belonging to the Company.

42. To manage land, buildings and other property both movable and immovable and to collect rents and income and to supply to tenants, users and occupiers, attendants, servants, waiting-rooms, reading rooms and other conveniences and services as may be necessary.

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43.  To apply  for,  promote  and  obtain  any  order,  directive,  instruction, regulation, ordinance and other authorisation or enactment of the Central or any state government or any other authority for enabling the Company to put any of its objects to effect or for effecting any modification or change in any of the Company's business or constitutions and to oppose any bill, statute, rule, regulation, guideline, proceeding or application which may seem to prejudice the Company's business or interests.

44. To open, maintain, operate and close account or accounts with any firm or company or with any bank or banks or financial institutions or other financiers and to pay or earn interest and to withdraw money from such account or accounts.

45. To train or pay for the training in India or abroad of any of the Company's employee or any person in the interest of or in furtherance of the Company's objects.

46. To enter into any arrangement with any government or government departments or authorities or any authority that may seem conducive to the attainment of the Company's objects and to obtain from any such government or government departments or authorities any right, privilege, licence and concession necessary or desirable to obtain and to carry out, exercise, use or comply with any such arrangement, right or privilege or concession.

47. Subject to the provisions of the Companies Act, 1956, to distribute any of the Company's property amongst the Members of the Company.

48. To provide for and furnish or secure to any Member or customer of the Company or to any subscriber to or purchasee or possessor of any publication of the Company or of any coupon or ticket, issued with any publication of the Company, any convenience, advantage, benefit or special privilege, which may seem expedient or necessary, either gratuitously or otherwise.

49. To sell, improve, manage, develop, exchange, lease, give on licence, mortgage, dispose of, or transfer business, property and undertakings of the Company or any part thereof with or without any consideration which the Company may deem fit to accept for attaining the main objects of the Company.

50. To provide for the welfare of employees or ex-employees of the Company or its predecessors in business and the spouse, widow or widower, father (including stepfather), mother (including stepmother), brother (including stepbrother), sister (including stepsister), son (including stepson), daughter (including stepdaughter), son's widow, daughter's widower, deceased son's children, deceased daughter's children or the dependents of such employees or ex-employees by building or contributing to the building of houses or dwellings or by grant of money, pensions, allowances, bonus or other payments or by building or contributing to the building of houses or dwelling or by creating and from time to time subscribing or contributing to provident funds and other associations, institutions, funds or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendances and to subscribe to, contribute to or otherwise assist charitable, benevolent, national and/or other institutions or objects.

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51.  To establish,  hold or conduct  competitions  in respect of contribution or information suitable for insertion in any publications of the Company or otherwise for any of the purposes of the Company and to offer and grant prizes, rewards and premiums of such character and on such terms as may be expedient.

52. To refer to or agree to refer any claim, demand, dispute or any other question by or against the Company or in which the Company is interested or concerned and whether between the Company and third parties, to arbitration and to observe and perform and do all acts, matters and things necessary to carry out or enforce the awards.

53. To enter into partnership or into any arrangement for joint ventures in business for sharing profits, union of interest, lease, licence or otherwise, reciprocal concession or cooperate with any person, firm or company or to amalgamate with any person, firm or company carrying on or proposing to carry on any business.

54. To form, promote, subsidise, organise, assist, maintain and conduct or aid in forming, promoting, subsidising, organising, assisting, maintaining research laboratories, experimental workshops or conducting studies, research, aiding tests and experiments on scientific, technical, economic, commercial or any other subject and undertake all types of technical, economic and financial investigations and aid or assist or enter into partnership with any institution, university, company, partnership firm or person or persons undertaking or conducting such research, study and provide, subsidise, endow, assist in laboratories, workshops, libraries, meetings, lectures and conferences and by providing for the remuneration of professors or teachers on any subject and by providing for the awards, exhibitions, scholarships, prizes and grants to students or otherwise and generally to encourage, promote and reward studies, researches, investigations, experiments, tests and inventions of any kind.

55. To establish and maintain branches and agencies at any place or places in India or other parts of the world for the conduct of the business of the Company or for the purposes of enabling the Company to carry on its business more efficiently and to exercise all or any of its corporate powers, rights and privileges and to conduct its business in all or any of its branch in the Union of India and in any or all states, territories, possessions, colonies and dependencies and to discontinue and reconstitute any such offices, branches or agencies.

56. To enter into any contract or arrangement for more efficient conduct of the business of the Company or any part thereof and to subcontract any such contract or arrangement.

57. To adopt such means of making known and advertising the business and products of the Company as may be expedient.

58. To issue or allot fully or partly-paid shares in the capital of the Company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any services rendered to the Company.

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59.  To insure any of the property, undertaking, contract, risk or obligation of the Company in any manner whatsoever.

60. To make donations either in cash or in kind for such objects or causes as may be directly or indirectly conducive to any of the Company's objects or otherwise expedient.

60A. To develop, improve, design, software and programme products of any and all descriptions in connection with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company.

60B. To  appoint  trustees   (whether   individuals  or  corporations)  to  hold
     securities on behalf of and to protect the interests of the Company.

60C. To promote, sponsor, organise, manage or undertake events, exhibitions, conferences, lectures, seminars, printing, publication or distribution of any books, report, literature, newspapers, publicity or other materials in connections with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company.

61. To do all or any of the above things and all such other things as are incidental or as may be thought conducive to the attainment of the above objects or any of them in India or any other part of the world either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others and either by or through agents, contractors, trustees or otherwise and to do all such things as are incidental or conducive to the attainment of the above objects.

62. To open, establish, maintain and operate currency chests and small coin depots on such terms and conditions as may be required by the Reserve Bank of India established under the Reserve Bank of India Act, 1934 and enter into all administrative or other arrangements for undertaking such functions with the Reserve Bank of India.

63. To do all such other things as are incidental or conducive to the promotion or advancements of the business of the Company. And it is hereby declared that :

     (i) the word .company., save when used in reference to this Company in these presents, shall be deemed to include any partnership or other body of persons, whether or not incorporated and whether domiciled in India or elsewhere;

     (ii) the several sub-clauses of this clause and all the powers thereof are to be cumulative and in no case is the generality of any one sub-clause to be narrowed or restricted by any particularity of any other sub-clause nor is any general expression in any sub-clause to be narrowed or restricted by any particularity of expression in the same sub-clause or by the application of any rule of construction ejusdem generies or otherwise;

     (iii)the term "India" when used in this clause unless repugnant to the context, shall include all territories, from time to time, comprised in the Union of India;

     (iv) the Company shall have full power to exercise all or any of the powers conferred by these presents in India and/or any part of the world.

IV.  The liability of the Members is limited.

V. The authorised capital of the Company shall be Rs.1900,00,00,000 divided into 155,00,00,000 shares of Rs.10/- each and 350 shares of Rs.1 crore each with rights, privileges and conditions attached thereto as are provided by the Articles of Association of the Company for the time being with power to increase or reduce the capital of the Company and to divide the shares in the capital for the time being into several classes and to attach thereto respectively such preferential, cumulative, convertible, guarantee, qualified or other special rights, privileges, conditions or restrictions, as may be determined by or in accordance with the Articles of Association of the Company for the time being and to vary, modify or abrogate any such right, privilege or condition or restriction in such manner as may for the time being be permitted by the Articles of Association of the Company or the legislative provisions for the time being in force.

We, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names:

Sr.  Name of the Subscriber              Address & Occupation          No. of Shares             Witness
No.  and Signature                       of each Subscriber            taken by each
                                                                       Subscriber

1.  Narayanan Vaghul                    1301,, Radhika                100
    S/o. V. Narayanan                   Off Sayani Road               (One Hundred)
    Sd/-                                Prabhadevi
    Chairman                            Mumbai 400 025
    ICICI                               Banker

2.  Parampally Vasudeva Maiya           Flat No. 172-B                100
    S/o. P. Ganapayya Maiya             Jolly Maker Apartments I      (One Hundred)
    Sd/-                                Cuffe Parade
    Executive Director                  Mumbai 400 005
    SCICI                               Bank Executive

3.  Lalita Dileep Gupte                 153-C, Mhaskar Building       100
    W/o. Dileep Gupte                   Opp. Ruia Building            (One Hundred)
    Sd/-                                Sir Balachander Road
    Chief General Manager               Matunga
    ICICI                               Mumbai 400 019
                                        Company Executive
4.  Girish Sumanlal Mehta               A-6, ICICI Apartments         100
    S/o. Sumanlal Mehta                 P. Balu Marg                  (One Hundred)
    Sd/-                                Prabhadevi
    Company Secretary                   Mumbai 400 025
    ICICI                               Company Executive

5.  Shashikant Harilal Bhojani          A-73, Ocean Gold              100
    S/o. Harilal Bhojani                Twin Tower Lane               (One Hundred)
    Sd/-                                Prabhadevi
    Corporate Legal Advisor             Mumbai 400 025
    ICICI                               Company Executive

6.  Sethumadhava Rao Ragothaman         C-22, ICICI Apartments        100
    S/o. K. Sethumadhava Rao            P. Balu Marg                  (One Hundred)
     Sd/-                               Prabhadevi
    Deputy General Manager              Mumbai 400 025
    ICICI                               Company Executive

7.  Kalpana Morparia                    A-13, Ocean Gold              100
    W/o. Jaisingh Morparia              Twin Tower Lane               (One Hundred)
    Sd/-                                Prabhadevi
    Assistant General Manager           Mumbai 400 025
    ICICI                               Company Officer

                                Total number of shares taken:         700
                                                                      (Seven Hundred
                                                                       Equity Shares)

Dated this 22nd day of December, 1993.